Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Lincoln National Corporation and in the related prospectuses listed below:

1. Forms S-3
a. No. 333-270000 pertaining to the Lincoln National Corporation automatic shelf registration for certain securities,
b. No. 333-283057 pertaining to the LNL Agents’ 401(k) Savings Plan,
c. No. 333-279541 pertaining to the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan, and
d. No. 333-265361 pertaining to the Lincoln National Corporation Deferred Compensation Plan for Agents and Brokers;
2. Forms S-8
a. No. 333-203690 pertaining to the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan and the Jefferson-Pilot Corporation Long-Term Stock Incentive Plan,
b. No. 333-196233 pertaining to the Lincoln National Corporation 2014 Incentive Compensation Plan,
c. Nos. 333-239117, 333-265314, 333-272223 and 333-279694 pertaining to the Lincoln National Corporation 2020 Incentive Compensation Plan,
d. No. 333-155385 pertaining to the Lincoln National Corporation Deferred Compensation and Supplemental/Excess Retirement Plan,
e. No. 333-142872 pertaining to the Lincoln National Corporation Stock Option Plan for Non-Employee Directors,
f. No. 333-133039 pertaining to various Jefferson-Pilot Corporation benefit plans,
g. Nos. 333-143796 and 333-126452 pertaining to the Lincoln National Corporation Executive Deferred Compensation Plan for Employees,
h. Nos. 333-126020 pertaining to the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan and 333-161989 pertaining to the Lincoln National Corporation Employees’ Savings and Retirement Plan;
i. Nos. 333-143795 and 333-121069 pertaining to the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors, and
j. Nos. 033-58113 and 333-105344 pertaining to the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors; and
3. Form S-1
a. No. 333-163855 pertaining to the LNL Agents’ 401(k) Savings Plan.

of our reports dated February 21, 2025, with respect to the consolidated financial statements and financial statement schedules of Lincoln National Corporation and the effectiveness of internal control over financial reporting of Lincoln National Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 21, 2025